Shenzhen Rental Contract

Shenzhen rental management office system

Registration of rental contracts (for the record) to be notified

Registration for house lease contract (for the record) information be submitted:

Real estate ownership certificate or proof of their property rights (the right to use) and other valid documents (available in original and a copy left).

The lessor, the lessee identity or legal qualifications, including

1.  Units

Organizations set up files or business license (available in original and a copy left).

Original certificate of legal representative.

ID card of the Legal representative (available in original and a copy left) and Power of Attorney:

2.  Individual

Identification or other valid proof of identity (available in original and a copy left).

Housing commissioned a power of attorney required to provide hosted, custodian proof of identity; trustee lease or rent housing on behalf of others, and by the power of attorney and the client should provide proof of one’s own identity.

Total rental housing, one must provide proof of all the owners agreed to lease and the power of attorney.

Rental housing for residential use, shall provide the lessor with the local family planning department signed “rental management responsibility for Floating Population.”  Rental housing for residential use and Renter are women of childbearing age (20 to 49 years), must provide a current town of residence (street) per health department inspection certificate of qualified migrants marriage and child rearing, (available in original and a copy left).

Rental contract

Description of Rental contract record:

According to Articles. second paragraph of Article VII of the “Shenzhen Special Economic Zone on Lease of Houses” Rental housing can not be registered in accordance with regulations, the parties should have an information on rental housing and party identification, to the district authorities for the record.

Rental Contract

Lessor (Party A): Weilin Tao

Address:

Zip code:

Lessee (Party B): Shenzhen ORB-Fortune New-Material Co., Ltd

Address:

Zip code:

Based on “Contract Law of the PRC,” “Urban Housing Management Law of PRC,” “Shenzhen Special Economic Zone on Lease of Houses” and its detailed implementation rules, both parties to conclude the contract.

Article One.  Party A plan to rent houses located in Shenzhen, ___Futian___________ District _Room O-R, Floor 23, Building A, Fortune Plaza Shennan Road.  Housing (rooms) encoded _____________ Housing (hereinafter referred to as rental housing) lease to Party B to use.  Rental housing a total of _170.71____ square meters floor area, building the total number of layers __28____.  Party A _Weilin Tao___ rental housing.  Rental estate ownership certificate as proof of their property rights (the right to use) the name and other valid documents, number _30002603643, 3000260363, 3000260362___.

Article Two.  Unit rental housing per square meter per month RMB _13800___ yuan (I capital:  yuan), the monthly total amount of rest RMB ____ Yuan (in capital yuan).

Article Three.  Party B shall __2009_____ year __August 16th___ month before to delivery the first phase of the rent.  Amount of RMB __13800______ yuan (the capital:  ______________ yuan).

Article Four.  Party B shall:

__30___ Day before per month.

_____ Day before per certain month per quarter.

_____ Day before per certain month per half year.

_____ Day before per month per year:  Pay rent to Party A:  Party B shall issue a tax invoice while charge rent.

(Two parties should work together to chose one from the above four ways, and mark “X” in the month of the option.)

Article Five.  The rental period for Party B is from _2009__ year, __August__ month, _16th___ day until _2011___ year, _August___ month, _15th__ day end.  Period of the preceding paragraph shall not exceed the agreed term for land use approval the excess if invalid.

The resulting loss, the two sides have agreed, act as agreement:  there is no agreement, the owner bear the responsibility.

Article Six.  The use of rental houses:

Party B uses rental housing for other purposes, should subject to the written consent of Party A and apply for the Housing department in charge of housing for intended use, in accordance with relevant laws and regulations, changes can be approved after permit.

Article Seven.  Party A shall prior to Party B for use of the leased house, and to through the transfer procedures before _2009__ year, _August__ month, _16th__ day.

Article Eight.  Party B fail to deliver the rental housing in the preceding paragraph in time, Party B may request extended the duration of the contract, both parties should sign in writing contract to confirm and report to the registration authorities.

Article Nine.  When delivering of rental housing, both parties should confirm the situations of current status of facilities, property and other Subsidiary and set out in the attached supplementary page.

Article Ten.  Party A could charge _2__ months fees as premium for lease, when delivering the rental housing.  i.e.  RMB _27600__ yuan (la capital:  yuan).  Party A shall open a receipt for Party B after collecting down payment for lease.

Party A shall return the premium for lease under the condition that:

1.   Once the term of rent is due

2.  ________________________

3.  ________________________

Meets Only one of the conditions.

All meet

(The two parties should choose one option, and mark “x” in the Month.)

Party A may not return deposit under the following circumstances:

1.  the term of rent is not due

2.  ______________________

3.  ______________________

Article Eleven.  Lease period.  Party responsible for payment of rental housing by the use of the land use fees and taxes incurred on rental, rental management fees, _____ fees.  Party B is responsible for the timely payment of rental housing, utilities, health costs, housing (building) management fees, _________________ fees incurred from the use of rental housing and other costs.

Article Twelve.  Party A shall ensure that the delivery of rental housing and ancillary facilities to achieve purpose of the lease, and to ensure their safety compliance with the relevant laws, regulations or regulatory requirements.  Due to intentional or negligent Party, led by the Party in the rental housing within the personal or property damage.  Party B has the right to request appropriate compensation.

Article Thirteen.  Party B shall use reasonable rental housing and ancillary facilities, and shall not engage in illegal use of rental housing on the lessee, the national use of rental housing.  Party A shall not interfere with or prejudice.

Article Fourteen.  Party B shall use the leased property in the process, if not due to B fault, rental housing or its subsidiary or the occurrence of facility to prevent security, damage or failure of normal use, Party B shall promptly notify the Party and to take effective measures to prevent possible further expansion of defects.  Party shall notify the receiving Party B ___3___ days after the repair or maintenance of straight commission on behalf of Party B:  notify Party A or Party B can not be after receiving the notice is not in the agreement time to perform maintenance obligations, the registration authority for record contract on behalf of B will be maintained.  Of any special emergency repairs to be carried out immediately, first on behalf of Party B shall maintain and promptly inform Party A.

Provisions of the above two cases occurred in maintenance costs including maintenance and on behalf of Party B to prevent the defects due to expansion of the reasonable costs incurred from the owner.  Obligations under the two deficiencies failed to notice or to take effective measures possible, leading to additional losses, the (expanded) part of the maintenance costs borne by the Party B.

Article Fifteen.  Improper or unreasonable use by Party B to use, resulting in rental housing or its subsidiary or the occurrence of facility to prevent security, damage or failure of such circumstances,

Party B shall promptly notify and repair or compensation.  Party B refuses to repair or compensation may, after the registration authority for record contract.  Party A on behalf of maintenance and related maintenance costs borne by the Party B.

Article Sixteen.  Term of this Agreement, Party A or Party B for rental housing for alternation, extension or renovation, both parties should sign a written agreement.  The preceding paragraph, the value shall be subject to approval of relevant departments as required, and should be submitted for approval beforehand.

Article Seventeen.

___  Lease period.  Party B may sublet all or part of the leased property to others, and to the rental registration with the competent authority.  But the sublease shall not exceed the term of the lease contract.

___  Party B shall not subject all or part of the leased property to others.  However, the lease period, with a written consent.  Party B present their written proof of the consent to the sublease rental competent authority for registration.  But the sublease shall not exceed the lease term of the contract.

   X     Lease period.  Party B shall not sublet all or part of the leased property to others.  (The two parties should chose one option, and mark “X” in the month.)

Article Eighteen.  Term of this Agreement, Party A shall transfer all or part of rental housing property, shall be one month prior written notice to Party B.  Party B the Preemption under the same conditions.

Rental housing for sale to others, Party A has the responsibility to inform the transferee of the transfer of the contract continue to perform this contract.

Article Nineteen.  During the validity of the contract, one of the following circumstances occur, allowing the removal or modification of this contract:

(____) force majeure, so that the contract can not perform;

(____) requisition, acquisition, recovery or removal of rental housing;

(____) A consensus of both parties.

Article Twenty.

One of the following circumstances occurs, Party A may make the resulting loss:

(____) Claim damage to Party B;

(_X _) Non-refundable rental deposit;

(____) Shall pay liquidated damages of _________ RMB yuan (capital:  RMB).

The three methods selected by both parties, and mark “X” in the appropriate month.

(___) Late payment of rent up to _15___ days (__half__ months) or more by Party B.

(___) Party B’s late payment may result in the loss of outstanding fees up to _4000_ yuan or more.

(___) the use of lease house to conduct illegal activities, harm public interests or the interests of others;

(___) Party B change the structure or use of rental housing;

(___) Party B violates the provisions of Article XIV of the contract, does not assume responsibility for maintenance or to pay maintenance costs, resulting in severe damage to housing or equipment;

(___) Party B renovated rental housing without consent and approval of Party A and Departments;

(___) Party B sublease the lease house to a third person;

(___) In addition, Party B held responsible for damages or breach of contract, Party A could terminate the contract based on the above circumstances, or make changes to the terms of the contract.

Article Twenty-one.  One of the following circumstances occurs.  Party B may make the resulting loss of export to the Party A:

(____) to claim damages;

(__X_) Party B requests double rental deposit refund;

(____) Party A to pay liquidated damages of RMB ______ yuan (in capital:  ____ yuan.

The three methods selected by both parties, and mark “X” in the appropriate month.

(____) Party A _____ days of delay in delivery of rental housing (_____ months_) or more.

(____) Party has violated Article XI of the contract agreement, Party B can not achieve the purpose of renting.

(____) Party A has violated the provisions of Article XIII of the contract, does not assume responsibility for maintenance or to pay maintenance costs;

(____) Party A reconstruction, expansion or renovation rental housing without the consent or approval of Party B and certain Departments.

In addition, Party A held responsible for damages or breach of contract damages, Party B can terminate the contract based on the above conditions.  (Party B in access to compensation shall notify the Party A and return the leased property) or make changes to the terms of the contract.  Receipt of the notice from Party during compensation period.  Party B without pay rent to Party.

Article Twenty-two.  After the termination of this contract, Party B shall shortly move out and return the rental housing within ___3___ days and ancillary facilities to ensure the integrity which is normal wear and tear excepted, while Party B shall bear the settlement o the fees and go through the transfer procedures, Party B does not move out of rental housing or not return, Party A has the right to recover rental housing, and the late part of the party charged double rent.

Article Twenty-three.  The period of the lease contract expires, Party B shall continue to lease rental housing should be before the expiry of the least term.  _1__ months for renewal requirements; in the same condition.  Party B shall have priority to rent the rental housing.  Both parties agree on renewal agreement should be re-entered into the contract and then to contract registration office to register again.

Article Twenty-four.  Both parties must conscientiously perform the terms of this contract, if one party break the contract, should bear the liability for breach of contract accordingly.

Article Twenty-five.  Other issues in relation to this contract as otherwise agreed in the attached as part of this contract, signed by both parties after the contract has the same effect.

More agreement reached in the lease transaction of the content of the contract shall be to the original contract registration authorities.  Agreement registered with he contract has the same effect.

Article Twenty-six.  Disputes of this contract should be settled through negotiations; negotiation fails, the registration authority can be brought to the mediation of the contract; mediation fails, may apply to:

  X    Shenzhen Arbitration Commission for arbitration;

___  China International Economic and Trade Arbitration Commission for arbitration;

___  People’s court;

Both parties choose a dispute resolution above and mark X in the appropriate line.

Article Twenty-seven.  The contract shall be effective when signed.

Both parties shall sign this contract within ten days from the date of registration to the competent authority or record.

Article Twenty-eight.  Contract in Chinese version is the original

Article Twenty-nine.  This contract __4___ copies.  Party A Executive ___1__ copy.  Party B Executive ___1__ copy; authority of the registration executive ___1__ copy; the relevant departments Executive ___1__ copy.

Party A (Signature:	Weilin Tao

Legal Representative:

Phone:	13828839818

Bank account number:

Attorney (Signature):

	2009	8	11
	Year	Month	Day

Party B (Signature:	Shenzhen ORB-Fortune New-Material Co., Ltd

Legal Representative:	Yang Wang

Phone:	13714660035

Bank account number:

Attorney (Signature):	Tianqing Li

	2009	8	25
	Year	Month	Day